As filed with the Securities and Exchange Commission on December 13, 2002

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

VERILINK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

_______________________

DELAWARE	94-2857548
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

     127 JETPLEX CIRCLE
MADISON, ALABAMA 35758
(Address of Principal Executive Offices) (Zip Code)
_______________________

2002 STOCK INCENTIVE PLAN
(Full Title of the Plans)

LEIGH S. BELDEN
PRESIDENT AND CHIEF EXECUTIVE OFFICER
127 JETPLEX CIRCLE
MADISON, ALABAMA 35758
(256) 327-2001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

     Eliot W. Robinson, Esq.
Powell, Goldstein, Frazer & Murphy LLP
Sixteenth Floor
191 Peachtree Street, N.E.
Atlanta, Georgia 30303
(404) 572-6600
_______________________

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $.01 per share	2,500,000	$1.22	$3,050,000	$281

(1)	The average of the high and low prices of the Registrant’s Common Stock as reported by the Nasdaq SmallCap Market for December 11, 2002.

(2)	The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) have been or will be sent or given to participants in the plans listed on the cover of the Registration Statement (the “Plans”) as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(1) Annual Report on Form 10-K for the year ended June 28, 2002 (Commission File No. 000-28562).

(2) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of such fiscal year.

(3) The description of the Registrant’s Common Stock which is contained in its Registration Statement on Form 8-A dated June 7, 1996, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(4) The description of the Registrant’s Preferred Share Purchase Rights which is contained in its Registration Statement on Form 8-A dated December 6, 2001, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

The Company’s Certificate of Incorporation eliminates to the fullest extent permissible under the General Corporation Law of the State of Delaware the liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate liability: (a) for any breach of a director’s duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) in connection with payment of any illegal dividend or illegal stock repurchase; or (d) for any transaction from which the director derives an improper personal benefit. In addition, these provisions do not apply to equitable remedies such as injunctive relief.

The Bylaws of the Company provide that indemnification of directors and officers must be provided to the fullest extent permitted under Delaware law and the Company’s Certificate of Incorporation.

Item 7. Exemption from Registration.

Not applicable.

Item 8. Exhibits.

5	Opinion of Powell, Goldstein, Frazer & Murphy LLP.

23.1	Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (See signature page).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Alabama, on this the 13th day of December 2002.

VERILINK CORPORATION

By:	/s/ Leigh S. Belden

Leigh S. Belden President, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Leigh S. Belden and C. W. Smith, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on December 13, 2002 by the following persons in the capacities indicated.

/s/ Leigh S. Belden	President, Chief Executive Officer and Director	December 13, 2002

Leigh S. Belden

/s/ C. W. Smith	Vice President and Chief Financial Officer	December 13, 2002

C. W. Smith

/s/ Howard Oringer	Chairman of the Board	December 13, 2002

Howard Oringer

/s/ Steven C. Taylor	Director	December 13, 2002

Steven C. Taylor

/s/ John E. Major	Director	December 13, 2002

John E. Major

/s/ John A. McGuire	Director	December 13, 2002

John A. McGuire

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Powell, Goldstein, Frazer & Murphy LLP.*

23.1	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5).*

23.2	Consent of PricewaterhouseCoopers LLP.*

24	Power of Attorney (see signature pages to this Registration Statement).*

* Filed herewith.